Exhibit 10.15.1

SCHEDULE OF SIGNATORIES TO DIRECTOR
INDEMNIFICATION AGREEMENTS

1. Philip W. Knisely

2. John P. Williamson

3. James G. Berges

4. Jeri L. Isbell

5. Wilbur W. James, Jr.

6. Justin A. Kershaw

7. Scott H. Muse

8. Nathan K. Sleeper

9. William R. VanArsdale

10. A. Mark Zeffiro

11. J.L. Zrebiec